Exhibit 23(b)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2021, relating to the financial statements of Northern States Power Company, a Minnesota corporation, and subsidiaries appearing in the Annual Report on Form 10-K of Northern States Power Company, a Minnesota corporation, for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
April 22, 2021